Exhibit 10.24

Equity Transfer Agreement

Assignor: Lianmo Wu
Assignee: The Fifth Season (Zhejiang) Commerce and Trade Co., Ltd.

With respect to the equity transfer of the Fifth Season (Hangzhou) Department Store Investment Management, the assignor and the assignee have reached the following:

1.	The assignor transfers to the Fifth Season (Zhejiang) Commerce and Trade Co., Ltd. all of his equity, RMB 15,000 thousand yuan, of the Fifth Season (Hangzhou) Department Store Investment Management, which occupies 50% of the Fifth Season (Hangzhou) Department Store Investment Management.

2.	The transfer price is RMB 15,000 thousand yuan, and shall be delivered by December 1, 2010.

3.	The record date of this transfer is December 1, 2010.

4.	After this transfer, the assignor shall not enjoy relevant shareholding rights to the abovementioned equity nor assume relevant shareholding liability, whereas the assignee shall enjoy relevant shareholding rights to the abovementioned equity and assume relevant shareholding liability.

Assignor: /s/ Lianmo Wu (signature)

Assignee: The Fifth Season (Zhejiang) Commerce and Trade Co., Ltd.

                    /s/ Lianmo Wu (signature or stamped)

Date: December 1, 2010